UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

NGM Biopharmaceuticals, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed with the SEC on August 11, 2023 (the “Original Filing”) solely for the purpose of reporting, in accordance with Instruction 2 to Item 5.02 of Form 8-K, the compensation determinations made in connection with Irene Perlich’s appointment as the Company’s principal accounting officer. At the time the Original Filing was made, the terms of such compensation had not yet been determined. This amendment does not otherwise revise the Original Filing in any way.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2023, the Board of Directors (the “Board”) of NGM Biopharmaceuticals, Inc. (the “Company”) appointed Irene Perlich, the Company’s Vice President, Corporate Controller, as the Company’s principal accounting officer, effective September 15, 2023 (the “Effective Date”).

Ms. Perlich has over 20 years of experience in finance roles and joined the Company in March 2021 as Vice President, Corporate Controller. Prior to that Ms. Perlich served as Global Accounting Controller of Gigamon, Inc., a software company, from October 2019 to March 2021, and prior to that as Global Corporate Controller of Immune Design, Inc, a late-stage immunotherapy company, from November 2018 to October 2019. Prior to that Ms. Perlich held senior finance leadership roles at Merck and Adaptive Insights (Workday), and began her career at PricewaterhouseCoopers. Ms. Perlich is a Certified Public Accountant and holds a Bachelor of Science in Business Administration from San Francisco State University.

There are no family relationships between Ms. Perlich and any director or executive officer of the Company or its subsidiaries. Ms. Perlich does not have a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Perlich’s promotion, on September 8, 2023, the Compensation Committee of the Board approved compensation to Ms. Perlich consisting of (i) an annual base salary of $325,000 effective as of the Effective Date and (ii) a target annual bonus in an amount equal to 30% of such base salary.

In addition, on September 8, 2023, the Compensation Committee of the Board approved the grant to Ms. Perlich, effective as of October 1, 2023, of options to purchase 20,000 shares of the Company’s common stock (the “Stock Option”), pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”). The Stock Option will vest ratably on a monthly basis over 48 months as measured from October 1, 2023, subject to Ms. Perlich’s continued service with the Company, as defined in the Plan, on each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: September 11, 2023	By:	/s/ Valerie Pierce
Valerie Pierce
Secretary, Senior Vice President, General Counsel and Chief Compliance Officer